Exhibit 99.1

Date: August 25, 2009	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather Burnham
Phone: 949-851-1473
http://www.corvel.com
CorVel Announces Expansion to Share Buyback Program
     Irvine, CA, August 25, 2009 — CorVel Corporation (the “Company”; CRVL — NASDAQ) announced that the Company’s Board of Directors has approved a 1,000,000 share expansion to its existing stock repurchase program, increasing the total number of shares approved for repurchase over the life of the program to 14,150,000 shares.
     CorVel commenced its stock repurchase program in the fall of 1996. From the program’s inception through June 30, 2009, the Company has spent $186 million to repurchase 12,712,419 shares, equal to approximately 50% of the outstanding common stock had there been no repurchases. These repurchases have been funded primarily from net earnings. CorVel had 12,920,776 shares of common stock, net of treasury shares, outstanding as of June 30, 2009.
     The shares authorized to be repurchased under the expanded repurchase program may be purchased from time to time at prevailing market prices, through open market, block trade or unsolicited negotiated transactions, depending upon market conditions. There is no guarantee as to the exact number of shares that will be repurchased by CorVel, and the Company may discontinue repurchases at any time that management determines additional repurchases are not warranted. The repurchased shares may be used for general purposes, including issuance under the Company’s stock option and employee stock purchase plans, although historically repurchased shares have remained in treasury.
     The Company also announced that pursuant to Board of Directors approval, the Company entered into a pre-arranged stock trading plan on August 24, 2009 to repurchase shares of its common stock through November 18, 2009. The stock trading plan will be in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and consistent with CorVel Corporation’s policies regarding stock transactions. Rule 10b5-1 allows public companies to adopt written, pre-arranged stock trading plans when they do not have material, non-public information in their possession.
About CorVel
     CorVel Corporation (http://www.corvel.com/) is a national provider of leading-edge services and solutions in the field of disability management. CorVel specializes in applying information technology and e-commerce applications to improve healthcare management in the workers’ compensation, group health, and auto and disability management insurance markets. The Company provides claims administration, preferred providers networks, case management, utilization management, and medical bill review to more than 2,000 clients nationwide. Leveraging its commitment to flexibility and personal service, CorVel delivers custom solutions for employers, insurers, third party administrators and government entities.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
     All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the

Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s ability to repurchase shares of its common stock and how those repurchased shares may be used. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.
     The risks and uncertainties referred to above include, but are not limited to, risks relating to the amount and timing of stock repurchases and other factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.